EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Appoints Solar PV System Design and Installation Expert to Board of Advisors

Columbia, Md. – July 2, 2014 – New Energy Technologies, Inc. (OTCQB: NENE), developer of see-through SolarWindow™ coatings capable of generating electricity on glass and flexible plastics, is pleased to announce the appointment of solar PV design and installation expert, and North American Board of Certified Energy Practitioners (NABCEP) Certified Professional, Mr. Kelly Provence, to the Company’s Board of Advisors.

Mr. Provence has nearly 20 years of expertise, has designed and installed over 200kW of battery based PV systems, and has designed, installed or consulted on over 10MW of grid interactive PV systems. He provides design consulting and inspection services to PV installation professionals, holds three NABCEP certifications as a Certified PV Installation Professional, Certified PV Technical Sales Professional and Certified Solar Thermal Installer, is a Licensed Master Electrician, and has a Marketing and Management degree from Bainbridge State College. He has become one of the most respected and highly certified solar PV Installers and Trainers in the US, and is one of a small number of people in the US who holds three certificates from NABCEP. He was also awarded Master Certified PV Trainer status from the Interstate Renewable Energy Council (IREC), making him the first PV Trainer in the US to achieve all four certifications.

Mr. Kelly Provence
Member, Board of Advisors

New Energy Technologies, Inc.

“I’m pleased to welcome Kelly to the team as we continue advancing New Energy’s SolarWindow™ technology toward commercialization,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “Kelly has an intimate knowledge of electrical systems design and installation. His expertise in solar PV will be invaluable to our efforts in developing commercially viable products and systems utilizing our see-through SolarWindow™ coatings in commercial glass products and integrating them with building infrastructures to provide a source of renewable electricity generation.”

Mr. Provence founded a PV focused renewable energy design and installation company, Solairgen, the first privately held solar PV training company in the eastern US. Recognizing the need for the highest standards of integrity in the growing solar industry, he began training for and obtaining national certification in PV installation from the NABCEP, a national program that awards professional certification to photovoltaic installers in the U.S.

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His passion as an environmentalist led him to involvement in the structuring of the Georgia Solar Energy Association (GSEA), volunteering as a director for three years, advocating for solar energy and lobbying state and federal politicians on environmental issues.

Realizing a need for competent and professional solar PV training, particularly in his home state of Georgia, he transitioned Solairgen into a solar training company and has developed nine PV courses, from entry level PV design, to technical sales, to advanced design and installation. He also obtained accreditation from the Interstate Renewable Energy Council (IREC) for program certification and as a Master Certified PV Trainer.

Currently, Mr. Provence is the CEO of Solairgen. He provides design consulting and inspection services to PV installation professionals. He also continues to develop accredited solar PV courses and trains students from across the world with the goal to strengthen the solar industry by providing a full spectrum of training programs for solar design, installation and sales.

NABCEP is the most respected, well-established, and widely recognized certification organization for North American solar professionals. NABCEP was founded with the mission to support and work with the renewable energy and energy efficiency industries, professionals and stakeholders to develop and implement quality credentialing programs for practitioners. NABCEP’s certification programs are administered to the highest standards for testing and certification. The NABCEP PV Installation Professional and Solar Heating Installer Certifications have been accredited to the ISO/IEC 17024 standard by ANSI.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows and flexible plastics.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

   MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 59 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and
   SolarWindow™ technologies, which generates electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing. New Energy’s SolarWindow™ is the subject of 42 patent applications.

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Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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